Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of SL Green Realty Corp., pertaining to the Amended 2005 Stock Option and Incentive Plan, of our report dated March 26, 2007, with respect to the consolidated financial statements and schedule of Reckson Operating Partnership, included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

New York, New York

June 13, 2007